Exhibit 99.1

BPW ACQUISITION CORP. AND THE TALBOTS, INC. SIGN DEFINITIVE

MERGER AGREEMENT

Proposed Transaction Facilitates Talbots’ Comprehensive Financing Solution,

Provides BPW Shareholders Opportunity to Participate in Company Poised for Growth

New York, NY, – December 8, 2009 – BPW Acquisition Corp. (“BPW”) (AMEX: BPW), a publicly held special purpose acquisition company, today announced that it has entered into a definitive merger agreement pursuant to which it will be acquired by The Talbots, Inc. (NYSE: TLB), a specialty retailer of women’s apparel. Upon closing the combined company will retain Talbots’ ticker symbol and will trade on the New York Stock Exchange.

Under the terms of the merger agreement, the proceeds of BPW’s cash-in-trust of approximately $350 million, in conjunction with additional financing obtained by Talbots, including a new $200 million revolving credit facility for which a commitment has been received from GE Capital, will be used to retire all of Talbots’ existing debt. In addition, Talbots will acquire all of the outstanding shares of Talbots common stock held by AEON (U.S.A.), Inc., which represents a more than 54% stake currently. BPW common shares will be exchanged for the equivalent of $11.25 per BPW share in Talbots’ common shares within a floating exchange ratio range of between 0.9000 – 1.3235 Talbots shares per BPW share, based on the trading prices of Talbots common stock prior to the BPW stockholders meeting. Pro forma for the merger, BPW’s shareholders will own between approximately 60-69% of Talbots’ common shares.

As part of the transaction, the Sponsors and certain directors of BPW will surrender an aggregate of 1,852,941 shares of BPW common stock, or approximately 30% of the shares held by the Sponsors and such directors, for no consideration.

The transaction also contemplates that, following receipt of BPW stockholder approval, Talbots will undertake an exchange offer for existing BPW warrants held by public warrantholders. The exchange offer will provide that 50% of the BPW warrants held by public warrantholders will be exchanged for the equivalent of $1.125 per BPW warrant in Talbots common shares through a floating exchange ratio of between .09000 - .13235 Talbots shares per BPW warrant, based on the trading prices of Talbots common stock prior to the BPW stockholders meeting, that the balance of BPW warrants held by public warrantholders would be exchanged for new Talbots warrants with new terms, including a term of 5 years and a strike price set at a premium of 30% to the closing valuation of Talbots’ common stock as determined under the merger agreement. The Sponsors and certain directors of BPW have agreed to exchange all of their warrants for Talbots common stock at the same floating exchange ratio of between .09000 - .13235 Talbots shares per BPW warrant.

Trudy Sullivan will remain President and Chief Executive Officer of Talbots, and will continue to lead the current management team, which is successfully implementing a turnaround of the company.

Gary S. Barancik, Chief Executive Officer of BPW said, “This is an outstanding opportunity for both BPW and Talbots. BPW is extremely pleased to be partnering with Talbots and its management team led by Trudy Sullivan. The merger of BPW and Talbots provides Talbots with the strategic capital necessary to strengthen its balance sheet, the working capital necessary to support future growth and the financial flexibility necessary to complete the operational improvements and strategic repositioning now well underway as demonstrated by the third quarter results. Furthermore, the merger provides BPW stockholders and warrant holders with immediate and significant value and the opportunity to participate in the future growth of Talbots, one of the country’s best known specialty retailers of women’s apparel.”

Trudy F. Sullivan, Talbots President and Chief Executive Officer said, “Over the past two years we reinvigorated the Talbots brand, re-engineered our supply chain, divested non-core businesses, and streamlined our cost structure to address both competitive and market pressures, putting in place a strong foundation for our future. We are now beginning to realize the benefits of this hard work, and we are delighted to have the support of BPW stockholders as we begin the next chapter of growth at Talbots. By joining with BPW, Talbots will have a stronger and more flexible balance sheet and capital structure and be well positioned for future value creation for all of our stakeholders. This is an exciting time for Talbots as this transaction will create a stronger company with significantly enhanced ability to execute on our strategic plans and opportunities.”

The proposed transaction is subject to limited customary closing conditions and regulatory approvals, receipt of necessary financing by Talbots, including as contemplated by a commitment letter from GE Capital, BPW stockholder approval and the completion of the BPW warrant exchange offer on the terms described in the merger agreement. Aeon, as majority stockholder of Talbots, has approved the issuance of Talbots stock in the transaction and no further vote of Talbots stockholders will be required to complete the transaction.

Wachtell, Lipton, Rosen & Katz and Akin Gump Strauss Hauer & Feld LLP acted as legal advisors to BPW in connection with the transaction.

Financo Securities, LLC provided a fairness opinion to BPW Acquisition Corp. in connection with the transaction.

About BPW Acquisition Corp.

BPW Acquisition Corp. is a special purpose acquisition company formed in 2008 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase,

reorganization or other similar business combination with one or more operating businesses.

About The Talbots, Inc.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of third quarter 2009, the Company operated 589 Talbots brand stores in 46 states, the District of Columbia, and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

Contact:

Robin Weinberg/Nathaniel Garnick

Sard Verbinnen & Co

(212) 687-8080

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements include, without limitation, statements regarding the consummation of the transaction, its effects on future earnings or other operating results, the expected closing date of the transaction, any other effect or benefit of the transaction, and any other statements that are not historical facts. These risks and uncertainties include the ability of Talbots and BPW to achieve the benefits currently expected from the proposed transaction and the timing, receipt of approvals and satisfaction of conditions for the merger. Other risks and uncertainties, which are more fully described in documents filed by Talbots and by BPW with the Securities and Exchange Commission, including Annual Reports on Form 10-K, could cause actual results to differ from those contained in the forward-looking statements.

Important Additional Information and Where to Find It

Talbots intends to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and Talbots and BPW intend to file with the SEC and mail to their respective security holders an Information Statement/Proxy Statement/Prospectus in connection with the transaction. Talbots intends to file a tender offer statement and other documents, as required, with the SEC in connection with the warrant exchange offer. Investors and security holders are urged to read the Registration Statement, the Information Statement/Proxy Statement/Prospectus and the tender offer statement carefully when they are available because they contain important information. Investors and security holders will be able to obtain free copies of the Registration Statement, the Information Statement/Proxy Statement/Prospectus the tender offer statement and other documents filed with the SEC by Talbots and BPW through the web site maintained by the SEC at www.sec.gov. These documents may also be obtained free of charge from Talbots by requesting them in writing to Investor Relations Department, One Talbots Drive, Hingham, MA 02043 or by telephone at (781) 741-4500. The documents filed by BPW may also be obtained by requesting them in writing to Arjay (Richard) Jensen, SVP of BPW at BPW Acquisition Corp., 750 Washington Boulevard, Stamford, CT 06901 or by telephone at (212) 287-3310.

Talbots and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of BPW in connection with the transaction described herein. Information regarding these directors and executive officers will be included in the Information Statement/Proxy Statement/Prospectus. You can find information regarding these directors and executive officers in Talbots’ definitive proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov and through Talbots by requesting them in writing to Investor Relations Department, One Talbots Drive, Hingham, MA 02043 or by telephone at (781) 741-4500.

BPW and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the security holders of BPW in connection with the transaction described herein. Information regarding these directors and executive officers will be included in the Information Statement/Proxy Statement/Prospectus. You can find information regarding these directors and executive officers in BPW’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, which was filed with the SEC on March 30, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov and from BPW by requesting them in writing to Arjay (Richard) Jensen, SVP of BPW at BPW Acquisition Corp., 750 Washington Boulevard, Stamford, CT 06901 or by telephone at (212) 287-3310.

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